SCHEDULE 14 C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934
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CONSULIER ENGINEERING, INC.
(Name of Registrant As Specified in Charter)
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CONSULIER ENGINEERING, INC.
2391 Old Dixie Highway
Riviera Beach, Florida 33404
Dear Stockholders:
Our management and certain “control” stockholders, who combined hold a majority in interest (84.5%) of our issued and outstanding voting stock, have approved the following actions by their written consent in lieu of holding the December 7,2005 scheduled Annual meeting of our stockholders, in accordance with the relevant sections of Florida Statutes currently in effect:
1.	Re-election of Warren B. Mosler, Alan R. Simon, Burck E. Grosse, Jean-Pierre Arnaud and Skender Fani to continue their service as directors until such time as their successors are elected and qualified.

2.	To ratify the Audit Committee’s appointment of the firm of Goldstein Lewin & Co. as independent auditors of the year ending December 31, 2005.
The foregoing actions will take effect on December 7, 2005.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
No action in response to this information statement is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about November 14, 2005.
Please feel free to call us at 561-842-2492 should you have any questions on the enclosed information statement. We thank you for your continued interest in Consulier Engineering, Inc.
For the Board of Directors
of Consulier Engineering, Inc.

By:	/s/ WARREN B. MOSLER
Warren B. Mosler, CEO

December 7, 2005

CONSULIER ENGINEERING, INC.
2391 Old Dixie Highway
Riviera Beach, Florida 33404
INFORMATION STATEMENT
REGARDING ACTION TO BE TAKEN IN LIEU OF ANNUAL MEETING
BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
PURSUANT TO SECTION 12(C)OF THE SECURITIES EXCHANGE ACT OF 1934
WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED TO NOT SEND US A PROXY
GENERAL
This information is being furnished to the stockholders of Consulier Engineering, Inc. (“Consulier”) to provide you with information and a description of the following corporate actions (“Actions”) to be taken by the written consent of the holders of a majority in interest of our issued and outstanding voting stock.
Subject to the affirmative authorization by our shareholders at the Annual Meeting, or by written consent of a majority in interest, on November 14, 2005, the Audit Committee recommended to our Board of Directors that the shareholders ratify the appointment of the firm of Goldstein Lewin & Co. as independent auditors for the year ended December 31, 2005. This ratification is to take effect as December 7, 2005.
Please see “Principal Stockholders” appearing later in this information statement.
Not holding a meeting of stockholders to approve this action is made possible by Florida Statutes which provides for action taken by shareholders without a meeting:
Section 617.0404(1). Unless otherwise provided in the articles of incorporation, action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.
In order to minimize our costs and conserve working capital, the Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities as our alternative to holding an annual meeting for the 2004 year.
This information statement is first being mailed on or about November 14, 2005 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.
The entire cost of furnishing this information statement will be borne by us. As of the date of this notice, we have no shareholders who are not of record.
CERTAIN INFORMATION REGARDING THE COMPANY
VOTING SECURITIES
As of October 14, 2005 (the “Record Date”)there were 4,968,098 shares of our common stock issued and outstanding. Each share of which is entitled to one vote per share.
The record and beneficial owners as of the Record Date of 4,390,826 shares of Common Stock constituting approximately 88.4% of the aggregate number of issued and out standing shares of Common Stock, have provided the Company with their written consent approving and authorizing each of the listed Actions.
FIRST ACTION- ELECTION OF DIRECTORS
To nominate, constitute and elect Warren B. Mosler, Alan R. Simon, Esq., Burck E. Grosse, Jean-Pierre Arnaud and Skender Fani to continue their service as directors of the corporation until such time as their successors are elected and qualified.
The Company’s By-Laws provide that the Company’s Board of Directors shall at all times consist of less than two nor more than nine persons as the Board shall determine, and each Director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The current Board of Directors consists of four directors.
On November 14, 2005, the holders of a majority of the Company’s issued and outstanding shares of Common Stock (approximately 88.4%) executed and delivered to the Company their written consent re-electing Warren B. Mosler, Alan R. Simon, Esq., Burck E. Grosse, Jean-Pierre Arnaud and Skender Fani , effective December 7, 2005, to serve as directors of the Company until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. For information about Messrs. Mosler, Simon, Grosse, Arnaud, and Fani, see their biographies set forth under “Directors and Executive Officers” below.
SECOND ACTION- RATIFY AUDITOR APPOINTMENT
To ratify the Board of Director’s appointment of the firm of Goldstein Lewin & Co. as independent auditors of the year ending December 31, 2005.
On November 14, 2005, the holders of a majority of the Company’s issued and outstanding shares of Common Stock (approximately 88.4%) executed and delivered to the Company their written consent ratifying the Board of Director’s appointment of the firm of Goldstein Lewin & Co. as independent auditors of the year ending December 31, 2005
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the name, age and position held by each of our executive officers and directors as of September 30, 2005. Directors are elected for a period of one year and thereafter serve until the next annual meeting or such time as their successors are qualified.

DIRECTORS

			Other Position(s) With
Name	Age	Director Since	Company
Warren B. Mosler	56	1985	Chairman of the Board, President and CEO

Alan R. Simon, Esq.	55	1985	General Counsel, Treasurer and Secretary

Skender Fani	65	1999	None

Burck E. Grosse	75	1992	None

Jean-Pierre Arnaud	58	2005	None
EXECUTIVE OFFICERS
     As of Record Date, the executive officers of the Company were as follows:

			Year Became
Name	Age	Titles	Executive Officer
Warren B. Mosler	55	Chairman of the Board,	1985
		President and CEO

Alan R. Simon, Esq.	54	General Counsel,	2001
		Secretary, and
		Treasurer

		President and CEO	2004
		Consulier International, Inc.

Tony Marsico	40	President and CEO	2005
		Patient Care
		Technology Systems,
		LLC
     Executive officers who are not directors serve at the discretion of the Board of Directors.

Business History of Directors and Executive Officers
     The principal occupation of each executive officer of the Corporation and director is set forth below. All of the executive officers and directors are elected annually, or until their successors have been duly elected and qualified.
     Warren B. Mosler is the Chairman of the Board of Directors. Mr. Mosler has served as Chairman since inception of the Corporation and Chief Executive Officer from inception to March 1989 and from August 1989 to May 1994. In February 1999, Mr. Mosler reassumed the positions of President and Chief Executive Officer. From 1983 to the present, Mr. Mosler has been a principal in AVM, L.P., as a broker/dealer engaged in arbitrage and government securities trading in West Palm Beach, Florida.
     Alan R. Simon, a Director, has served as the Corporation’s General Counsel and its Secretary-Treasurer since November 2001. He has been in private practice of law in Boca Raton, Florida since 1982, and has relocated his practice to Palm Beach Gardens, Florida in 2001. Mr. Simon became President and CEO of Consulier International, Inc. since 2004.
     Burck E. Grosse has been President of BG Consulting Group, Inc., from 1991 to the present. He was Senior Vice President of Lear Group, Inc., a general contracting firm from 1987 through 1991. He worked at General Motors Corporation from 1948 until 1987, where he last served as General Director ofTechnical Services.
     Dr. Skender Fani is the Chairman of the Board of Otis Elevators, Austria. He is the Chairman of Heim GmbH, a substantial real estate company in Vienna, Austria and Chairman of Polster GmbH, Advertising, Public Relations, and Sports Management Corporation in Germany and Austria. He is Chairman of La Carafe GmbH, one of the leading restaurant and entertainment companies in Austria.
     Dr. Fani is a corporate lawyer in Austria, also specializing in sports and entertainment law. For the past 20 years he has represented the top sports and entertainment personalities throughout Europe. He is also the personal advisor to the presidents of many of Europe’s top soccer teams, including MAGNA-Austria, FC Barcelona, AS Roma, and Casino Salzburg.
     Jean-Pierre Arnaud worked for Eastman Kodak Company in the USA and UK in various areas involving health imaging, including manufacturing, sales, marketing, and management. In 1991 Mr. Arnaud performed financial auditing services for Fotcor (Brazil). During 1991, Mr. Arnaud received a M.A. in International and Public Affairs, International Business and Finance from Columbia University.
     Tony Marsico was a founder and President of Healthcare Information Technology, Inc. from 1997 thru 2004, when it’s assets were purchased by Patient Care Technology Systems, Inc.

(PCTS). Mr. Marsico served as Vice President of PCTS heading several departments ranging from passive tracking to customer service from 2004 until he became the President and CEO of PCTS. Mr. Marsico holds a Masters degree in Technical and Scientific Communications from Miami University of Ohio and a B.S. degree in Physics and Mathematics from Wolford College.
Section 16 Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors and holders of more than 10% of the Common Stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission on Forms 3 (initial statement of ownership), 4 (monthly reports), and 5 (annual reports). Based solely upon a review of copies of such reports or representations that no annual reports on Form 5 for the 2004 fiscal year and the first three quarters of fiscal year 2005 were required to be filed, the Company believes that Section 16(a) filing requirements were complied with during fiscal year 2004 and the first three quarters of fiscal year 2005.
Compensation of Directors
     The Board of Directors received no cash compensation during the fiscal year ended December 31, 2004 and the first three quarters of fiscal year 2005. The Company reimburses directors for out-of-pocket expenses incurred while attending meetings.

EXECUTIVE COMPENSATION
     The following table sets forth certain information regarding compensation paid by the Company and its subsidiaries during the fiscal years 2002, 2003, and 2004 for services rendered to the Company and its subsidiaries during such years by the Company’s Chairman of the Board, President and CEO. No other executive officer of the Company and its subsidiaries received compensation in any years listed.
SUMMARY COMPENSATION TABLE

Name and	Fiscal		All Other
Principal Position	Year	Salary	Compensation
Warren B. Mosler,	2004	$75,000	—
Chairman of the Board,	2003	$75,000	—
President and CEO	2002	$75,000	—

Tony Marsico	2005	$165,000	—
President and CEO
Patient Care Technology
Systems, LLC
     Certain columns have been omitted from the above table because there is no compensation required to be reported in such columns.
OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
     The Corporation did not award any options or stock appreciation rights to any person during the years ended December 31, 2004, 2003, and 2002.
Family Relationships
No family relationships exist among the directors and officers of the Company

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of shares of common stock by each person known by the Corporation to be the beneficial owner of more than 5% of outstanding common stock, by each director and nominees for election as a director and each of the executive officers of the Corporation and by all directors and executive officers as a group. Except as indicated in the footnotes, all of such shares of common stock set forth in the following table are owned directly, and the indicated person has sole voting and investment power with respect to all common stock shown as beneficially owned by such person:

		Amount and Nature
	Name and Address	Of Beneficial
Title Of Class	of Beneficial Owner	Ownership	Percent of Class
Common	Warren B. Mosler	4,358,100	87.72%
Stock	5000 Estate Southgate Chrisitiansted, USVI 00820
	Chrisitiansted, USVI 00820

Common	Alan R. Simon	190,000 (1)
Stock	3980 RCA Boulevard, Suite 8012	22,726	.43%
	Palm Beach Gardens, FL 33420		(2)

Common	Burck E. Grosse	10,000	.02%
Stock	11 Huntly Circle		(2)
	Palm Beach Gardens, FL 33418

Common	Skender Fani	0	— (2)
Stock

Common	Jean-Pierre Arnaud	0	— (2)

	All directors and executive
	officers as a group	4,390,826	88.4%

(1)	Consists of options to acquire shares of Consulier common stock from Mr. Mosler at $1.25 per share.

(2)	Does not exceed one (1%) percent of the class.
Board Meetings
     During fiscal year 2004 through November 14, 2005, no formal meetings of the Company’s Board of Directors were held.

Board Committees
     The Board of Directors of the Company has the following committees with members as listed:

Executive Committee	Warren B. Mosler
Alan R. Simon

Affiliated Transaction Committee	Burck E. Grosse
Alan R. Simon

Audit Committee	Jean-Pierre Arnaud
Burck E. Grosse
Skender Fani
     The Executive Committee’s functions include approval of all investments of the Company not otherwise approved by the full Board of Directors. The Affiliated Transaction Committee’s functions include approval of all of the Company’s transactions with related individuals, including significant shareholders, officers and directors. The Audit Committee will review and assess the adequacy of the Audit Committee Charter on an annual basis.
     The Executive Committee did not meet formally during calendar year 2004 through November 14, 2005.
     The Affiliated Transaction Committee did not meet formally during calendar year 2002 through November 14, 2005.
     The Board of Directors does not have a compensation committee or a nominating committee.
     Messrs. Arnaud, Grosse and Fani are members of the Audit Committee. Messrs. Arnaud, Grosse and Fani are “independent” as defined in the Nasdaq listing standards. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls and to review and approve the scope and performance of the independent auditors’ work. The Audit Committee meets with the independent auditors and reviews any matters required to be discussed pursuant to Statement of Auditing Standards No. 61 and the financial statements proposed to be included in the annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The Audit Committee makes its recommendation to the Board regarding inclusion of the financial statements on Form 10-KSB. The Audit Committee met numerous times during the fiscal year ended December 31, 2002 and through the date of this proxy for the current year.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Consulier Engineering, Inc. is currently composed of three Directors and operates under a written charter adopted by the Board of Directors.
AUDIT COMMITTEE CHARTER
Organization
This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Audit Committee shall be appointed by the Board of Directors and shall comprise at least two directors, a majority of whom are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.
Statement of Policy
The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, independent auditors and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.
Responsibilities and Processes
The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.
The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.
The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the

Audit Committee, as representatives of the Company’s shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors’ independence. Annually, the Audit Committee shall review and recommend to the Board of Directors the selection of the Company’s independent auditors, subject to shareholders’ approval.
The Audit Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.
The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-QSB. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review.
The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-KSB, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.
     We have met and held discussions with the Company’s management and with the Company’s independent accountants, Goldstein Lewin & Co.. We have reviewed and discussed the consolidated financial statements of Consulier Engineering, Inc. for the 2004 fiscal year with the Company’s management. We discussed with Goldstein Lewin & Co. matters required to be discussed in accordance with the statements of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61.
     Goldstein Lewin & Co. also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with Goldstein Lewin & Co. their independence.
     Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2004 be included in Consulier Engineering, Inc.’s Annual Report on Form 10-KSBA for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
     Messrs. Arnaud, Grosse and Fani are members of the Audit Committee. Messrs. Arnaud, Grosse and Fani are “independent” as defined in the NASDAQ listing standards.
Jean-Pierre Arnaud
Burck E. Grosse
Skender Fani

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     AVM, L.P. (“AVM”), a broker/dealer in U.S. Government securities formed in October 1983, is an Illinois limited partnership located in West Palm Beach, Florida. AVM is registered with the Commodity Futures Commission as a Futures Commission Merchant (“FCM”) and conducts its FCM business with other broker/dealers on a fully disclosed basis. AVM is registered as a broker/dealer with the Securities and Exchange Commission, and is a member of the National Association of Securities Dealers, Inc. The firm is generally engaged in the brokerage of U.S. Government securities, other fixed income instruments, and arbitrage transactions and presently employs 64 people in addition to the 4 principals of its general partner. Mr. Mosler is one of the founders of AVM and is a principal of the general partner of AVM.
     Under the partnership agreement, the Company may withdraw all or any portion of its capital account upon thirty (30) days written notice. Also, AVM’s general partners may cause withdrawal of the Company from the partnership through payment of fair market value of the Company’s capital account.
     As of December 31, 2004 and September 30, 2005, the Company’s limited partnership interest represented approximately ten percent (10%) of AVM’s total partnership capital. Allocation of the partnership’s income to its partners varies based on amounts of appreciation of the partnership’s assets and operating profits of the partnership. Based on earnings distributions provided in the partnership agreement, the Corporation was allocated approximately 7.93% of AVM’s earnings during 2004, totaling $2,327,838. During the first nine months of 2005, the Corporation was allocated approximately 5.7% of AVM’s earnings totaling approximately $1,668,118.
OTHER INFORMATION
The Company is a “Controlled Company” as defined in Marketplace 4350(c)(5) and is therefore exempt from the requirements of Marketplace Rule (c)(4)(B).
ACCOMPANYING REPORTS
The Company’s 2004 10KSBA which accompanies this information statement contains the relevant Company information. Additionally, the Company’s quarterly 10QSB Forms are available from the Company upon request, or may be obtained as hereinafter indicated.
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any Document that we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, new York and Chicago, Illinois. Please call SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site www.sec.gov.
SIGNATURE
In accordance with Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant caused this Report to be signed on its behalf by its duly authorized executive officer.

BY ORDER OF THE BOARD OF DIRECTORS CONSULIER ENGINEERING, INC.
By:	/s/ Warren B. Mosler
Warren B. Mosler
Chief Executive Officer